Exhibit 7.5

                         SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), effective as of January 1, 2006, by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership (the "PURCHASER"), and Spencer Trask Specialty Group, LLC, a Delaware limited liability company (the "SELLER").


                              W I T N E S S E T H:


      WHEREAS, the Seller is the holder of 4,825,000 shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of Minrad International, Inc., a Delaware corporation (the "COMPANY"), and currently exercisable warrants to purchase up to 746,414 shares of Common Stock at an exercise price of $1.15 per share and expiring May 2, 2010 (the "WARRANTS"); and

      WHEREAS, the Purchaser desires to purchase such 4,825,000 shares of Common Stock (the "SHARES") and such Warrants (together with the Shares, the "SECURITIES") from the Seller, and the Seller desires to sell to the Purchaser the Securities, subject to the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    PURCHASE AND SALE.

            1.1 SALE AND PURCHASE OF COMMON STOCK. At the Closing (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, for the Purchase Price (as defined in Section 1.2 hereof), the Securities.

            1.2 PURCHASE PRICE. The purchase price for the Shares shall be the cancellation by the Purchaser of $5,133,800 in current indebtedness owed by the Seller to the Purchaser pursuant to that certain grid note of the Seller, dated August 11, 1999 (the "GRID NOTE"), and the purchase price for the Warrants shall be the cancellation by the Purchaser of $128,756 in current indebtedness owed by the Seller to the Purchaser pursuant to the Grid Note, reflecting an aggregate purchase price of $5,262,556 (the "PURCHASE PRICE").

      2.    CLOSING.

            2.1 CLOSING. The purchase and sale of the Shares (the "CLOSING") shall be deemed to have taken place at the offices of Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, NY 10022, at 10:00 a.m., local time, on the date hereof.

            2.2 TRANSACTIONS AT CLOSING. At the Closing, (i) the Seller shall deliver to the Purchaser, in accordance with the terms hereof, certificates evidencing the Shares and the Warrants and (ii) the Purchaser shall deliver to

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the Seller written evidence of cancellation of the indebtedness representing the
Purchase Price.

            2.3 CONDITIONS TO CLOSING. The Purchaser and the Seller agree that the Closing shall be subject to the Company's (or its transfer agent's) acceptance of an opinion letter of counsel to the Seller and agreement to permit the transfer contemplated hereby on the books and records of the Company.

      3.    REPRESENTATIONS   AND  WARRANTIES  OF  SELLER.   The  Seller  hereby
represents and warrants to the Purchaser that:

            3.1 PROCEEDINGS. There is no suit, action or proceeding pending or, to the best of the knowledge of the Seller, threatened against the Seller that could delay or impair in any material respect or prevent the consummation of the transaction contemplated by this Agreement. There is no judgment, decree, injunction, rule or order outstanding against the Seller having, or that could reasonably be expected to have, any effect referred to in the immediately preceding sentence.

            3.2 AUTHORITY; BINDING AGREEMENT. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder, and the consummation of the transaction contemplated hereby, have been validly authorized by all necessary company action on the part of the Seller. The Seller has all necessary company power with respect to the foregoing. This Agreement is the valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

            3.3 NONCONTRAVENTION. Neither the execution and delivery by the Seller of this Agreement, nor the performance by it of any of its obligations hereunder, will (i) conflict with any provision of any organizational or governing document of the Seller, (ii) give rise to a default under or violate the terms of any agreement to which the Seller is a party or to which it is otherwise bound, or require any consent, approval or notice thereunder, or
(iii) violate any order, decree, statute, rule or regulation of any court or governmental authority applicable to the Seller.

            3.4   OWNERSHIP.    The   Seller  is  the  sole  record  holder  and
beneficial owner of the Securities, and the Securities are free and clear of all pledges and restrictions on transfer, other than restrictions of general applicability under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and state securities laws. The Seller has not granted any person any rights under and is not a party to (or has, as of the date hereof, irrevocably waived all rights under) any option, warrant, right, agreement or commitment providing for the disposition or acquisition of any of the Securities (other than this Agreement). The Seller is not a party to (or has, as of the date hereof, irrevocably terminated) any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Securities. The resale of such Securities by the Seller as provided herein shall, upon the Closing, vest the Purchaser with good and unencumbered title to such Securities.

            3.5 INVESTMENT INTENT. The Seller acquired the Securities over three (3) years prior to the date hereof and has held such Securities continuously from such time. The Seller acquired the Securities for its own

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account,  for  investment  and  not  with a view to, or for resale in connection with, any distribution of such Securities or any part thereof.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller that:

            4.1 PROCEEDINGS. There is no suit, action or proceeding pending or, to the best of the knowledge of the Purchaser, threatened against the Purchaser that could delay or impair in any material respect or prevent the consummation of the transaction contemplated by this Agreement. There is no judgment, decree, injunction, rule or order outstanding against the Purchaser having, or that could reasonably be expected to have, any effect referred to in the immediately preceding sentence.

            4.2 AUTHORITY; BINDING AGREEMENT. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder, and the consummation of the transaction contemplated hereby, have been validly authorized by all necessary partnership action on the part of the Purchaser. The Purchaser has all necessary partnership power with respect to the foregoing. This Agreement is the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

            4.3 NONCONTRAVENTION. Neither the execution and delivery by the Purchaser of this Agreement, nor the performance by it of any of its obligations hereunder, will (i) conflict with any provision of any organizational or governing document of the Purchaser, (ii) give rise to a default under or violate the terms of any agreement to which the Purchaser is a party or to which it is otherwise bound, or require any consent, approval or notice thereunder, or
(iii) violate any order, decree, statute, rule or regulation of any court or governmental authority applicable to the Purchaser.

            4.4 INVESTMENT REPRESENTATIONS. The Purchaser is acquiring the Securities for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution of such Securities or any part thereof, subject to any registration rights of such Securities.

            4.5   INVESTMENT  EXPERIENCE; ACCESS TO INFORMATION.  The  Purchaser
(i) is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) is able to fend for itself in transactions of the type contemplated by this Agreement, (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, (iv) has the ability to bear the economic risks of this investment and understands that it must bear such economic risks for an indefinite period, (v) has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company had such information or could have acquired it without reasonable effort or expense, necessary for the Purchaser to make an informed investment decision with respect to its purchase of the Securities and (vi) acknowledges that the Securities are "restricted securities" under the Securities Act.

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      5.    INDEMNIFICATION.

            5.1 OBLIGATION OF THE SELLER TO INDEMNIFY. Subject to the expiration date contained in Section 5.3 hereof, the Seller shall indemnify, defend and hold harmless the Purchaser and its officers, partners, agents, affiliates, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, damages and costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained in connection with the investigation, defense or prosecution of any such claim or obligation), whether or not involving a third-party claim (collectively, "LOSSES"), relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement.

            5.2 OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the expiration date contained in Section 5.3 hereof, the Purchaser shall indemnify, defend and hold harmless the Seller and its officers, members, managers, agents, affiliates, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all Losses relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement.

            5.3   SURVIVAL.   The  representations  and warranties contained  in
this Agreement shall survive the consummation of the transaction contemplated hereby for 12 months.

      6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when transmitted by facsimile transmission, or upon receipt, when mailed by registered or certified mail (return receipt requested), postage prepaid.

      7. MODIFICATIONS; WAIVER. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the parties.

      8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

      9. SUCCESSORS AND ASSIGNS. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      10.   EXECUTION  AND  COUNTERPARTS.   This  Agreement  may  be executed in
counterparts, each of which when so executed and delivered shall be deemed an original, and both of which together shall constitute one instrument.

      11. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of New York. Each of the parties hereby consents to the exclusive jurisdiction of the Federal and New York State courts located in Manhattan, New York and hereby waives any objection to venue or forum laid therein. In the event any provision of this Agreement or the application of any

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such provision to any party  shall  be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

      12.   HEADINGS.   The  descriptive headings of  the  Sections  hereof  are
inserted for convenience only and do not constitute a part of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Dated:  May 3, 2006

                                     SPENCER TRASK SPECIALTY GROUP, LLC


                                     By: /s/ Kevin Kimberlin
                                         --------------------------
                                         Name:Kevin Kimberlin
                                         Title:Nonmember Manager



                                     KEVIN KIMBERLIN PARTNERS, L.P.


                                     By: /s/ Kevin Kimberlin
                                         --------------------------
                                         Name:Kevin Kimberlin
                                         Title:Nonmember Manager


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